Exhibit 99.1

                          CERTIFICATION PURSUANT TO
                           18 U.S.C. SECTION 1350
                           AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Northeast Utilities (the Company) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission (the Report), we, Michael G. Morris, Chairman, President and Chief Executive Officer of the Company and John H. Forsgren, Vice Chairman, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


/s/ Michael G. Morris
    (Signature)
    Michael G. Morris
    Chairman, President and Chief Executive Officer


/s/ John H. Forsgren
    (Signature)
    John H. Forsgren
    Vice Chairman, Executive Vice President and
    Chief Financial Officer

March 21, 2003